Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Second Quarter 2013 Results

Wakefield, MA—July 30, 2013—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT: FSP), a real estate investment trust (REIT), announced today Funds From Operations (FFO) of $22.1 million or $0.24 per share for the second quarter ended June 30, 2013. Net income was $4.7 million or $0.05 per share for the second quarter.

The Company evaluates its performance based on FFO, Net Income and EPS and believes each is an important measure. A reconciliation of Net Income to FFO, which is a non-GAAP financial measure, is provided on page 3 of this press release.

	Three Months Ended June 30,			Six Months Ended June 30,
(in 000's except per share data)	2013	2012	Increase (Decrease)	2013	2012	Increase (Decrease)

Net Income	$4,741	$5,434	$(693)	$9,142	$11,172	$(2,030)

FFO	$22,130	$19,041	$3,089	$42,747	$38,612	$4,135
Per Share Data:
EPS	$0.05	$0.07	$(0.02)	$0.10	$0.13	$(0.03)
FFO	$0.24	$0.23	$0.01	$0.49	$0.47	$0.02

Weighted average
shares (diluted)	91,847	82,937	8,909	87,417	82,937	4,479

Comparing results for the second quarter of 2013 to the same period in 2012, FFO increased $3.1 million or $0.01 per share. The FFO increase was primarily from higher property income due to three acquisitions completed since July 2012 and improved occupancy in our portfolio, which was partially offset by decreased interest income as a result of repayment of secured real estate loans and by higher G&A. Net Income and EPS was $4.7 million or $0.05 per share for the second quarter of 2013 compared to net income of $5.4 million or $0.07 per share for the second quarter of 2012.

Comparing results for the six months ended June 30, 2013 to 2012, FFO increased $4.1 million or $0.02 per share. The FFO increase was primarily from higher property income due to three acquisitions completed since July 2012 and improved occupancy in our portfolio, which was partially offset by decreased interest income as a result of repayment of secured real estate loans and by higher G&A. Net Income and EPS was $9.1 million and $0.10 per share, respectively, for the six months ended June 30, 2013 compared to net income of $11.2 million and $0.13 per share for the same period in 2012.

George J. Carter, President and CEO, commented as follows:

“For the second quarter of 2013, FSP's profits as represented by FFO totaled approximately $22.1 million or $0.24 per share compared to the first quarter of 2013 where FFO totaled approximately $20.6 million or $0.25 per share. Weighted average shares outstanding rose in the second quarter of 2013 as a result of our common stock offering of 17,250,000 shares completed on May 15, 2013. Proceeds from our stock offering were not fully deployed into additional planned property investments until July 1, 2013, the start of the third quarter.

Consequently, there was some per-share dilution of FFO for the second quarter. The impact of fully investing the net proceeds from our recent stock offering should be visible in our third quarter 2013 results. Dividend distributions declared for the second quarter of 2013, which are payable on August 15, 2013, will be approximately $19 million or $0.19 per share.

Our directly-owned real estate portfolio of 38 properties, totaling 8,529,752 square feet, was approximately 94.4% leased as of June 30, 2013, unchanged from the first quarter of 2013. We anticipate continued organic growth in rental revenue/FFO from our existing portfolio of properties in the second half of this year as we begin to realize the benefit of significant new leases signed in recent quarters and as continuing "same-store" rental increases positively affect profits. Our property portfolio of office assets has relatively modest lease expirations over the next one and a half years, which we continue to proactively reduce. As of the end of the second quarter, only 1.2% of our commercial square footage is scheduled to expire during the balance of 2013, down from 2.2% at the end of the first quarter of 2013.

Growth in FSP's real estate assets and broader capital structure has been significant since the beginning of the second quarter of 2013, and we plan to continue to actively pursue additional growth opportunities that we believe are available to us. On May 15, 2013, we completed a common stock offering of 17,250,000 shares, providing the Company with proceeds of approximately $230.7 million. On May 22, 2013, we acquired a 680,277 rentable square foot office property for $183 million, located in the central business district of Denver, Colorado, one of FSP's primary markets. On July 1, 2013, we acquired a 621,007 rentable square foot office property for $157.9 million located in the mid-town submarket of Atlanta, Georgia, another one of FSP's primary markets. On July 15, 2013, we signed an agreement to purchase (subject to customary due diligence, etc.) a 655,565 rentable square foot office property located in the central business district of Denver, Colorado for $217 million. This second Denver central business district property, whose address is 1001 17th Street, is scheduled to close on August 28, 2013 (subject to successful due diligence, etc.). Capital to facilitate this acquisition, as well as for other uses, is anticipated to be provided by certain members of our existing bank group in the form of an unsecured fixed-rate term loan.

Continued growth, both organically and through additional property acquisitions, makes us very optimistic about our profit performance potential for the second half of 2013 and beyond.”

Dividend Announcement

On July 12, 2013, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended June 30, 2013 of $0.19 per share of common stock payable on August 15, 2013 to stockholders of record on July 26, 2013.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of June 30, 2013. The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

Earnings Call

A conference call is scheduled for July 31, 2013 at 10:00 a.m. (ET) to discuss the second quarter 2013 results. To access the call, please dial 1-888-317-6016. Internationally, the call may be accessed by dialing 1-412-317-6016. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

Funds From Operations (FFO)

A reconciliation of Net Income to FFO is shown below and a definition of FFO is provided on Supplementary Schedule I. Management believes FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. The Company has included the NAREIT FFO definition in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently.

Reconciliation of Net Income to FFO:	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2013	2012	2013	2012

Net income	$4,741	$5,434	$9,142	$11,172
Less gain on sale of properties	—	—	—	—
GAAP (income) loss from non-consolidated REITs	196	(494)	383	(885)
Distributions from non-consolidated REITs	27	898	54	1,827
Depreciation & amortization	17,045	13,203	33,029	26,498
NAREIT FFO	22,009	19,041	42,608	38,612
Acquisition costs of new properties	133	—	150	—
Funds From Operations (FFO)	$22,142	$19,041	$42,758	$38,612

Per Share Data
EPS	$0.05	$0.07	$0.10	$0.13
FFO	$0.24	$0.23	$0.49	$0.47

Weighted average shares (basic and diluted)	91,847	82,937	87,417	82,937

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S. FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our top five markets of Atlanta, Dallas, Denver, Houston, and Minneapolis. FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information – Prior Four Quarters	F
Percentage of Leased Space	G
Largest 20 Tenants – FSP Owned Portfolio	H
Definition of Funds From Operations (FFO)	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share amounts)	2013	2012	2013	2012

Revenue:
Rental	$46,322	$35,570	$89,469	$71,873
Related party revenue:
Management fees and interest income from loans	1,643	3,045	3,265	5,661
Other	12	39	43	73
Total revenue	47,977	38,654	92,777	77,607

Expenses:
Real estate operating expenses	11,116	8,604	21,886	17,301
Real estate taxes and insurance	7,311	5,493	13,908	11,189
Depreciation and amortization	17,124	13,003	33,111	26,074
Selling, general and administrative	3,204	2,236	5,736	4,313
Interest	4,174	4,037	8,382	7,714

Total expenses	42,929	33,373	83,023	66,591

Income before interest income, equity in earnings of
non-consolidated REITs and taxes	5,048	5,281	9,754	11,016
Interest income	4	4	5	12
Equity in earnings (losses) of non-consolidated REITs	(196)	494	(383)	885

Income before taxes on income	4,856	5,779	9,376	11,913
Taxes on income	115	77	234	156

Income from continuing operations	4,741	5,702	9,142	11,757

Discontinued operations:
Loss from discontinued operations, net of income tax	—	(268)	—	(585)
Total discontinued operations	—	(268)	—	(585)

Net income	$4,741	$5,434	$9,142	$11,172

Weighted average number of shares outstanding,
basic and diluted	91,847	82,937	87,417	82,937

Earnings per share, basic and diluted, attributable to:
Continuing operations	$0.05	$0.07	$0.10	$0.14
Discontinued operations	—	—	—	(0.01)
Net income per share, basic and diluted	$0.05	$0.07	$0.10	$0.13

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except share and par value amounts)	2013	2012
Assets:
Real estate assets, net	$1,288,025	$1,142,628
Acquired real estate leases, less accumulated amortization
of $51,938 and $40,062, respectively	132,662	111,982
Investment in non-consolidated REITs	81,523	81,960
Cash and cash equivalents	24,962	21,267
Restricted cash	602	575
Tenant rent receivables, less allowance for doubtful accounts
of $110 and $1,300, respectively	2,331	1,749
Straight-line rent receivable, less allowance for doubtful accounts
of $135 and $135, respectively	37,952	35,441
Prepaid expenses	1,760	1,106
Related party mortgage loan receivables	97,846	93,896
Other assets	10,262	12,655
Other assets: derivative asset	6,739	—
Office computers and furniture, net of accumulated depreciation
of $658 and $584, respectively	510	544
Deferred leasing commissions, net of accumulated amortization
of $13,325 and $11,812, respectively	24,877	23,376
Total assets	$1,710,051	$1,527,179

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$181,500	$216,750
Term loan payable	400,000	400,000
Accounts payable and accrued expenses	29,971	31,122
Accrued compensation	1,677	2,540
Tenant security deposits	3,074	2,489
Other liabilities: derivative liability	—	1,219
Acquired unfavorable real estate leases, less accumulated amortization
of $5,644 and $4,870, respectively	12,785	8,310
Total liabilities	629,007	662,430

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 100,187,405 and 82,937,405 shares issued and outstanding, respectively	10	8
Additional paid-in capital	1,273,585	1,042,876
Accumulated other comprehensive income (loss)	6,739	(1,219)
Accumulated distributions in excess of accumulated earnings	(199,290)	(176,916)
Total stockholders’ equity	1,081,044	864,749
Total liabilities and stockholders’ equity	$1,710,051	$1,527,179

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$9,142	$11,172
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	33,968	27,495
Amortization of above market lease	(82)	20
Equity in (earnings) losses of non-consolidated REITs	383	(885)
Distributions from non-consolidated REITs	—	993
Increase (decrease) in bad debt reserve	(1,190)	65
Changes in operating assets and liabilities:
Restricted cash	(27)	(40)
Tenant rent receivables, net	608	(8)
Straight-line rents, net	(1,842)	(2,571)
Lease acquisition costs	(669)	(2,026)
Prepaid expenses and other assets, net	(870)	(1,512)
Accounts payable and accrued expenses	(1,244)	(1,395)
Accrued compensation	(863)	(1,278)
Tenant security deposits	585	105
Payment of deferred leasing commissions	(3,711)	(1,513)
Net cash provided by operating activities	34,188	28,622
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(164,189)	(7,112)
Acquired real estate leases	(28,105)	—
Investments in non-consolidated REITs	4,752	(1)
Distributions in excess of earnings from non-consolidated REITs	54	834
Investment in related party mortgage loan receivable	(3,950)	(37,020)
Changes in deposits on real estate assets	(3,000)	—
Net cash used in investing activities	(194,438)	(43,299)
Cash flows from financing activities:
Proceeds from stock offering	241,500	—
Offering costs	(10,789)	—
Distributions to stockholders	(31,516)	(31,516)
Borrowings (repayments) under bank note payable	(35,250)	45,000
Net cash provided by financing activities	163,945	13,484
Net increase (decrease) in cash and cash equivalents	3,695	(1,193)
Cash and cash equivalents, beginning of period	21,267	23,813
Cash and cash equivalents, end of period	$24,962	$22,620

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2013	102,195	1.2%
2014	382,485	4.5%
2015	1,165,200	13.7%
2016	990,188	11.6%
2017	967,183	11.3%
Thereafter (2)	4,922,501	57.7%
	8,529,752	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 476,581 square feet of current vacancies.

(dollars & square feet in 000's)	As of June 30, 2013
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	11	$416,186	32.3%	2,659	31.2%
Colorado	5	278,204	21.6%	1,462	17.1%
Georgia	2	107,477	8.3%	774	9.1%
Virginia	4	97,557	7.6%	684	8.0%
Minnesota	2	40,951	3.2%	628	7.4%
Missouri	3	64,991	5.0%	477	5.6%
North Carolina	3	66,268	5.2%	431	5.0%
Illinois	2	48,953	3.8%	372	4.4%
Maryland	1	53,533	4.2%	326	3.8%
Florida	1	44,894	3.5%	213	2.5%
Indiana	1	34,284	2.7%	205	2.4%
California	2	21,167	1.6%	182	2.1%
Washington	1	13,560	1.0%	117	1.4%
	38	$1,288,025	100.0%	8,530	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Three Months Ended		Six Months Ended
(in thousands)	30-Jun-13	30-Jun-12	30-Jun-13	30-Jun-12

Tenant improvements	$5,755	$2,705	$7,484	$5,719
Deferred leasing costs	1,087	1,343	3,900	3,539
Building improvements	1,622	1,003	2,740	1,749
	$8,464	$5,051	$14,124	$11,007

Square foot & leased percentages	June 30,	December 31,
	2013	2012

Owned portfolio of commercial real estate
Number of properties	38	37
Square feet	8,529,752	7,854,679
Leased percentage	94.4%	94.0%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,395,500	1,392,316
Leased percentage	67.6%	65.2%

Single Asset REITs (SARs) managed
Number of properties	13	13
Square feet	3,323,566	3,323,566
Leased percentage	83.9%	87.2%

Total owned, investments & managed properties
Number of properties	53	52
Square feet	13,248,818	12,570,561
Leased percentage	88.9%	89.0%

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	30-Jun-13	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	860,429	60.0%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	79.9%	27.0%
			1,395,500	67.6%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F: Quarterly Information

(Unaudited)

(in thousands)
	Q1	Q4	Q3	Q2
Revenue:	2013	2012	2012	2012
Rental	$43,147	$41,532	$38,251	$35,570
Related party revenue:
Management fees and interest income from loans	1,622	1,801	3,485	3,045
Other	31	87	39	39
Total revenues	44,800	43,420	41,775	38,654
Expenses:
Real estate operating expenses	10,770	10,501	9,639	8,604
Real estate taxes and insurance	6,597	5,960	5,764	5,493
Depreciation and amortization	15,987	15,226	13,572	13,003
Selling, general and administrative	2,532	2,462	3,141	2,236
Interest	4,208	4,167	4,187	4,037
Total expenses	40,094	38,316	36,303	33,373

Income before interest income, equity in earnings of non-consolidated REITs and taxes on income	4,706	5,104	5,472	5,281
Interest income	1	34	5	4
Equity in earnings of non-consolidated REITs	(187)	972	176	494

Income before taxes on income	4,520	6,110	5,653	5,779
Taxes on income	119	99	80	77

Income from continuing operations	4,401	6,011	5,573	5,702
Discontinued operations:
Income from discontinued operations, net of tax	—	(26)	(271)	(268)
Provision for loss on sale of property	—	(526)	(14,300)	—
Total discontinued operations	—	(552)	(14,571)	(268)

Net income	$4,401	$5,459	$(8,998)	$5,434

FFO calculations:

Net income	$4,401	$5,459	$(8,998)	$5,434
(Gain) Loss on sale of assets	—	526	14,300	—
GAAP income from non-consolidated REITs	187	(972)	(176)	(494)
Distributions from non-consolidated REITs	27	76	907	898
Acquisition costs	17	186	101	—
Depreciation of real estate & intangible amortization	15,984	15,241	13,779	13,203

Funds From Operations (FFO)	$20,616	$20,516	$19,913	$19,041

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Percentage of Leased Space

(Unaudited & Estimated)

					First		Second
				%	Quarter	%	Quarter
				Leased (1)	Average	Leased (1)	Average
			Square	as of	%	as of	%
	Property Name	Location	Feet	31-Mar-13	Leased (2)	30-Jun-13	Leased (2)

1	PARK SENECA	Charlotte, NC	109,674	78.1%	77.9%	79.3%	79.1%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
4	CENTENNIAL	Colorado Springs, CO	110,405	85.4%	85.4%	85.4%	85.4%
5	MEADOW POINT	Chantilly, VA	138,537	92.6%	92.6%	92.6%	92.6%
6	TIMBERLAKE	Chesterfield, MO	232,766	98.3%	97.5%	98.3%	98.3%
7	FEDERAL WAY	Federal Way, WA	117,010	48.4%	47.4%	48.4%	48.4%
8	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
9	TIMBERLAKE EAST	Chesterfield, MO	116,197	97.0%	97.0%	94.6%	95.4%
10	PARK TEN	Houston, TX	157,460	100.0%	99.1%	100.0%	100.0%
11	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%
12	ADDISON	Addison, TX	293,787	98.4%	98.4%	95.4%	95.4%
13	COLLINS CROSSING	Richardson, TX	298,766	99.5%	99.5%	99.5%	99.5%
14	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
15	RIVER CROSSING	Indianapolis, IN	205,059	97.3%	93.9%	98.2%	97.6%
16	LIBERTY PLAZA	Addison, TX	218,934	80.4%	82.0%	84.6%	83.2%
17	INNSBROOK	Glen Allen, VA	298,456	99.0%	99.0%	99.0%	99.0%
18	380 INTERLOCKEN	Broomfield, CO	240,184	86.3%	86.7%	87.6%	86.7%
19	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
20	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
21	WILLOW BEND	Plano, TX	117,217	100.0%	94.5%	92.3%	94.8%
22	ONE OVERTON PARK	Atlanta, GA	387,267	97.9%	97.2%	98.3%	98.2%
23	390 INTERLOCKEN	Broomfield, CO	241,516	83.8%	87.8%	79.8%	80.0%
24	EAST BALTIMORE	Baltimore, MD	325,445	77.3%	77.3%	76.8%	76.3%
25	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
26	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
27	LOUDOUN TECH	Dulles, VA	135,888	100.0%	100.0%	100.0%	100.0%
28	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
29	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
30	121 SOUTH EIGHTH ST	Minneapolis, MN	474,403	90.7%	89.9%	90.7%	90.7%
31	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
32	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
33	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
34	909 DAVIS	Evanston, IL	195,245	97.9%	97.9%	97.9%	97.9%
35	1410 EAST RENNER	Richardson, TX	122,300	100.0%	100.0%	100.0%	100.0%
36	ONE RAVINIA DRIVE	Atlanta, GA	386,603	91.0%	91.0%	91.0%	91.0%
37	WESTCHASE I & II	Houston, TX	629,025	96.3%	96.3%	96.6%	96.6%
38	1999 BROADWAY	Denver, CO	673,793	N/A	N/A	95.9%	95.8%

	TOTAL WEIGHTED AVERAGE		8,529,752	94.4%	94.3%	94.4%	94.3%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.
(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of June 30, 2013
				% of
	Tenant	Sq Ft	SIC Code	Portfolio
1	TCF National Bank	263,111	60	3.1%
2	Quintiles Transnational Corp	259,531	87	3.0%
3	CITGO Petroleum Corporation	248,399	29	2.9%
4	US Government (a)	229,758	92	2.7%
5	Burger King Corporation	212,619	58	2.5%
6	Denbury Onshore, LLC	202,600	13	2.4%
7	RGA Reinsurance Company	197,354	63	2.3%
8	SunTrust Bank	182,888	60	2.1%
9	Citicorp Credit Services, Inc	176,848	61	2.1%
10	C.H. Robinson Worldwide, Inc	153,028	47	1.8%
11	T-Mobile South, LLC dba T-Mobile	151,792	48	1.8%
12	Houghton Mifflin Harcourt Publishing Company	150,050	27	1.8%
13	Petrobras America, Inc.	144,813	13	1.7%
14	Murphy Exploration & Production Company	144,677	13	1.7%
15	Argo Data Resource Corporation	138,540	57	1.6%
16	Giesecke & Devrient America, Inc.	135,888	73	1.6%
17	Monsanto Company	127,778	28	1.5%
18	Federal National Mortgage Association	123,144	61	1.4%
19	AT&T Services, Inc.	122,300	48	1.4%
20	Vail Holdings, Inc.	122,232	79	1.4%
	Total	3,487,350		40.8%

	(a) Includes 180,444 and 37,813 square feet which expire in 2018 & 2014, respectively.
	The remaining 11,501 square feet expire between 2015 - 2020.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Definition of Funds From Operations (“FFO”),

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner. We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.